                  AMENDED AND RESTATED INTERCREDITOR AGREEMENT

         AMENDED AND RESTATED INTERCREDITOR AGREEMENT (the "Agreement"), dated as of December 18, 1997, by and among ACME METALS INCORPORATED, a Delaware corporation, having its principal place of business at 13500 South Perry Avenue, Riverdale, Illinois 60827 (together with its successors and assigns, "AMI"), ACME STEEL COMPANY, a Delaware corporation having its principal place of business at 13500 South Perry Avenue, Riverdale, Illinois 60827 (together with its successors and assigns, the "Company"), Harris Trust and Savings Bank, an Illinois banking corporation with its mailing address at 111 West Monroe Street, Chicago, Illinois 60690, as agent (in such capacity and together with its successors and assigns in such capacity, the "Working Capital Facility Agent") for the Banks (as hereinafter defined), and State Street Bank and Trust Company, a national banking association, having an address at Goodwin Square, 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, as collateral agent (in such capacity and together with its successor and assigns in such capacity, the "Collateral Agent") for the Senior Note Secured Parties (as hereinafter defined).

                                R E C I T A L S :

         1. Pursuant to that certain indenture (as amended by the First Supplemental Indenture dated as of December 3, 1997 (the "First Supplemental
Note Indenture") and as otherwise amended and restated, supplemented or otherwise modified from time to time, the "Note Indenture"), dated as of August 11, 1994, by and among AMI, the Company, as subsidiary guarantor of AMI's obligations, each of the other subsidiaries of AMI, as guarantors (collectively, the "Guarantors") of AMI's obligations, and State Street Bank and Trust Company (as successor to Shawmut Bank Connecticut), as trustee (in such capacity and together with its successors and assigns in such capacity, the "Note Trustee") for the holders of the Senior Secured Notes (as hereinafter defined), AMI issued its 12 1/2% senior secured notes due 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Secured Notes") in the aggregate principal amount of $125,000,000.

         2. Pursuant to that certain indenture (as amended by the First Supplemental Indenture dated December 3, 1997 (together with the First Supplemental Note Indenture, the "First Supplemental Indentures") and as otherwise amended and restated, supplemented or otherwise modified from time to time, the "Discount Note Indenture"; together with the Note Indenture, the "Indentures"), dated as of August 11, 1994, by and among AMI, the Company, the other Guarantors and State Street Bank and Trust Company (as successor to Shawmut Bank Connecticut), as trustee (in such capacity and together with its successors and assigns in such capacity, the "Discount Note Trustee"; together with the Note Trustee, the "Trustees") for the holders of the Senior Secured Discount Notes (as hereinafter defined), AMI issued its 13 1/2% senior secured discount notes due 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Secured Discount Notes"; together with the Senior Secured Notes, the "Notes") in the initial aggregate principal amount of $117,958,000.

         3. Pursuant to that certain Credit Agreement (the "Working Capital Facility Credit Agreement"), dated as of August 11, 1994, among the Working Capital Facility Agent, the lenders party thereto (collectively, including parties subsequently becoming lenders pursuant thereto, the "Banks"), AMI, the Company, Acme Packaging Corporation, a Delaware corporation, Alpha Tube Corporation, a Delaware corporation, and Universal Tool and Stamping Company, Inc., an Indiana corporation (together with the other agreements executed in connection with the Working Capital Facility Credit Agreement referred to above among such entities, and as amended, amended and restated, supplemented or otherwise modified from time to time, the "Working Capital Facility"), the Banks agreed to make certain loans and advances from time to time to the borrowers under the Working Capital Facility.

         4. Pursuant to that certain term loan agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Existing Term Loan Agreement"), dated as of August 4, 1994, by and among AMI, Harris Trust and Savings Bank, as agent, and the lenders party thereto, AMI borrowed $50,000,000.

         5. AMI has purchased, pursuant to a Tender Offer and Consent Solicitation Statement dated November 13, 1997, a portion of the Senior Secured Notes and a portion of the Senior Secured Discount Notes and, as of the date hereof, the outstanding principal amount of Senior Secured Notes is $117,513,000 and the outstanding principal amount of Senior Secured Discount Notes is $669,000.

         6. The parties to the Working Capital Facility Credit Agreement have entered into an Amended and Restated Working Capital Facility Credit Agreement, dated as of December 18, 1997 (together with the other agreements executed in connection with the Amended and Restated Working Capital Facility Credit Agreement referred to above among such entities, and as amended, amended and restated, supplemented or otherwise modified from time to time, the "New Working Capital Facility").

         7. The Existing Term Loan Agreement and all related instruments and agreements have been paid in full and AMI has been discharged of all its obligations thereunder and in accordance with the terms thereof.

         8. Pursuant to the First Supplemental Indentures, AMI is permitted to grant liens securing indebtedness ranking pari passu with the Notes and, in accordance therewith, AMI entered into that certain credit agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of December 18, 1997, by and among AMI, the lenders from time to time party thereto (the "Lenders"), Bankers Trust Company, as administrative agent (the "Administrative Agent"), and Morgan Stanley Senior Funding, Inc., as Syndication Agent and Arranger, under which AMI is borrowing $175,000,000.

         9. The Collateral Agent is the collateral agent under that certain amended and restated collateral agency agreement (the "Collateral Agency Agreement"), dated as of December 18, 1997, for the Trustees (for the benefit of the holders of the Notes), the Administrative Agent (for the benefit of the Lenders) and such other parties which may from time to time become additional lenders to AMI, the Company and/or the other Guarantors (each such lender, an "Additional Secured Party" and collectively, the "Additional Secured Parties"; together with the


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Trustees, the Administrative Agent and the Collateral Agent, the "Senior Note
Secured Parties") which may, in accordance with the provisions of the definition of "Permitted Liens" in each Indenture and the Credit Agreement as all are in effect on the date hereof, take a security interest in the Shared Collateral (as defined in the Collateral Agency Agreement) to secure the financing provided by the Additional Secured Parties (such financing as described in the Credit Agreement, the "Additional Senior Debt").

         10. To secure the payment and performance of the Noteholder Claim (as hereinafter defined), the Company has granted mortgage liens on and security interests in the Noteholder Collateral (as hereinafter defined) to the Collateral Agent for the benefit of the Senior Note Secured Parties.

         11. To secure the payment and performance of the Bank Claim (as hereinafter defined), the Company has granted security interests in and liens on the Bank Collateral (as hereinafter defined) to the Working Capital Facilities Agent for the benefit of the Banks.

         12. AMI, the Company, the Working Capital Facility Agent and the Collateral Agent executed and delivered a certain intercreditor agreement (the "Intercreditor Agreement"), dated August 11, 1994, to evidence their agreement in respect of their relative rights with respect to the Collateral (as hereinafter defined) and certain other rights, priorities and interests under the Working Capital Facility, the Indentures and the Term Loan Agreement and the other documents executed in connection therewith.

         13. The parties hereto are executing and delivering this Amended and Restated Intercreditor Agreement to amend and restate the terms and conditions of the Intercreditor Agreement to reflect (i) the termination of the Existing Term Loan Agreement, (ii) the establishment of the New Working Capital Facility and (iii) the execution and delivery of the Credit Agreement and the instruments and agreements related thereto.

                               A G R E E M E N T :

         In consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the parties hereby agree as follows:

                                 I. DEFINITIONS

         Definitions. Unless otherwise defined herein, the following terms shall have the meanings specified below:

         "Accounts" shall mean all of the Company's presently existing and hereafter arising or acquired accounts, accounts receivable, margin accounts, futures positions, book debts, instruments, documents, contracts, contract rights, choses-in-action, notes, drafts, acceptances, chattel paper, and other forms of obligations and receivables now or hereafter owned or held by or payable to the Company relating in any way to Inventory or arising from the sale of Inventory or the rendering of services by the Company, including the right to payment of any interest or


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

finance charge with respect thereto, together with all merchandise represented by any of the accounts; all such merchandise that may be reclaimed or repossessed or returned to the Company; all of the Company's rights as an unpaid vendor, including stoppage in transit, reclamation, replevin and sequestration; all pledged assets and all letters of credit, guaranty claims, liens, and security interests held by or granted to the Company to secure payment of any accounts and which are delivered for or on behalf of any account debtor; all accessions to all of the foregoing described properties and interests in properties; all guarantees, endorsements and indemnifications on, or of, any of the foregoing; and all customer lists, invoices, ledgers, books of account, records, files (whether in printed form or stored electronically), computer programs, computer disks or tape files, computer print-outs, computer runs and other computer-prepared information relating to any of the foregoing.

         "Bank Claim" shall mean all obligations of the Company to the Working Capital Facility Agent and the Banks as set forth in the New Working Capital Facility or in the documents evidencing or securing any Permitted Bank Refinancing, all sums loaned, advanced to or for the benefit of the borrowers thereunder at any time, any interest thereon, any future advances, any costs of collection or enforcement, including, without limitation, reasonable attorneys' and paralegals' costs and fees, and any prepayment fees with respect thereto.

         "Bank Collateral" shall mean the Collateral in which the Working Capital Facility Agent has a lien or security interest as described in and provided by subsection 2.1(a).

         "Bank Intangibles" shall mean all of the Company's now owned or hereafter acquired contract rights relating to Bank Collateral, goodwill, descriptions, name plates, choses-in-action, causes of action, catalogs, confidential information, consulting agreements, engineering contracts, and such other assets which relate to the goodwill of the business of the Company and rights to refunds or indemnification to the extent the foregoing relate to Bank Collateral, deposit accounts, letters of credit, documents, instruments, chattel paper, and income tax refunds to the extent relating to Bank Collateral, claims for tax or other refunds against any city, county, state, or federal government, or any agency or authority or other subdivision thereof relating to Bank Collateral, lease agreements relating to Bank Collateral, corporate or other business records relating to Bank Collateral and all other general intangibles of every kind and description relating to Bank Collateral; provided, however, that Bank Intangibles shall in no event include Intellectual Property.

         "Bank Primary Collateral" shall mean, collectively, the Accounts, Inventory and Bank Intangibles.

         "Collateral" shall mean all of the Noteholder Collateral and Bank Collateral.

         "Copyrights" shall mean all of the Company's now owned or hereafter acquired copyrights of the United States or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or in any similar office





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or agency of any other country or any political subdivision thereof and all copyrights in derivative works, extensions or renewals thereof.

         "Enforcement" shall mean, collectively or individually, for either of the Working Capital Facility Agent or the Collateral Agent to make demand for payment or accelerate the indebtedness of the Company (other than any acceleration which may occur automatically upon the filing of a bankruptcy petition by the Company) held by such person, repossess any Collateral or commence the judicial or other enforcement of any of the rights and remedies of the Secured Party under the Indentures, the Credit Agreement, the New Working Capital Facility, the instruments evidencing any Additional Senior Debt any related mortgages, guarantees or agreements or under applicable law.

         "Enforcement Notice" shall mean a written notice delivered, at a time when an "Event of Default" (as defined in the Indentures, the Credit Agreement or the New Working Capital Facility, as applicable) or any event of default as set forth in the documents evidencing or securing Additional Senior Debt or Permitted Bank Refinancing has occurred and is continuing, by either the Collateral Agent or the Working Capital Facility Agent to the other Secured Party announcing that Enforcement has commenced, specifying the relevant Event of Default (as defined in the Indentures, the Credit Agreement or the New Working Capital Facility, as applicable) or event of default (as set forth in the documents evidencing or securing such Additional Senior Debt or Permitted Bank Refinancing, as applicable), stating the current amount of the Noteholder Claim or Bank Claim and requesting the current amount of the others' claims.

         "Enforcement Period" shall mean the period of time following the giving by a Secured Party of an Enforcement Notice to the other Secured Party until either (i) the final payment or satisfaction in full of either the Noteholder Claim or the Bank Claim, or (ii) the Collateral Agent and the Working Capital Facility Agent agree in writing to terminate the Enforcement Period.

         "Equipment" shall mean all of the Company's now owned or hereafter acquired machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind and nature whatsoever attached or affixed to, or located on, the Real Property or used in connection with the use and enjoyment of the Real Property or the maintenance or preservation thereof, including, without limitation, all equipment comprising the Modernization Project (as defined in each Indenture), all manufacturing, storage, handling and other equipment utilized in connection with the production and marketing of steel, semi-finished steel, steel ingots, slabs, steel strips and coils, tools, utility systems, fire sprinkler and alarm systems, HVAC equipment, boiler, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, pollution abatement or control, elevators, window cleaning, maintenance or other systems or equipment, all indoor or outdoor furniture, appliances or supplies, and all other articles used or useful in connection with the use, operation, maintenance or repair of any part of the Real Property, together with any and all parts, improvements, additions, replacements, accessions, and substitutions thereto or therefor, and all licenses and other rights of the Company relating thereto, whether in the possession and




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


control of the Company, or in the possession and control of a third party for the account of the Company and all maintenance and warranty records relating thereto.

         "Intellectual Property" shall mean, collectively, all Copyrights, Patents and Trademarks and all licenses therefor and all licenses under the patents, trademarks, copyrights and trade secrets of third parties to the Company.

         "Inventory" shall mean all now owned or hereafter acquired inventory of the Company including, without limitation, all goods, merchandise, raw materials, work-in-process and finished goods intended for sale or lease, of every kind and description now or at any time hereafter owned by the Company, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Company's custody or possession and items in transit and including any returns and repossessions upon any accounts, documents, instruments or chattel paper relating to or arising from the sale of inventory (as such documents, instruments or chattel paper relate to the sale of such inventory) and including, without limitation, all other classes of merchandise, materials, parts, supplies, work-in-process, inventories and finished products intended for sale by the Company and all substitutions therefor or replacements thereof, and all additions and accessions thereto, and all invoices, ledgers, books of account, records, files (whether in printed form or stored electronically), computer programs, computer disks or tape files, computer printouts, computer runs and other computer-prepared information relating to any of the foregoing.

         "Noteholder Claim" shall mean all obligations of the Company to the Collateral Agent and the other Senior Note Secured Parties under the Indentures, the Credit Agreement, the Notes, any instruments evidencing or securing Additional Senior Debt and any mortgages or other security instruments securing the Company's obligations in respect of its guarantee of the Notes, including in each case, without limitation, all principal and interest owing by AMI, any future advances, any costs of collection or enforcement, and reasonable attorneys' and paralegals' costs and fees.

         "Noteholder Collateral" shall mean the Collateral in which the Collateral Agent and the Secured Parties have a lien or security interest as described in and provided by subsection 2.1(b).

         "Noteholder Intangibles" shall mean all of the Company's now owned or hereafter acquired contract rights relating to Noteholder Collateral, goodwill, descriptions, name plates, choses-in-action, causes of action, catalogs, confidential information, consulting agreements, engineering contracts, and such other assets which relate to the goodwill of the business of the Company and rights to refund or indemnification to the extent the foregoing relate to Noteholder Collateral, deposit accounts, letters of credit, documents, instruments, chattel paper, and income tax refunds to the extent relating to Noteholder Collateral, claims for tax or other refunds against any city, county, state, or federal government, or any agency or authority or other subdivision thereof relating to Noteholder Collateral, lease agreements relating to Noteholder Collateral, corporate or other business records relating to Noteholder Collateral and all other general intangibles of every kind and description relating to Noteholder Collateral.




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



         "Noteholder Primary Collateral" shall mean, collectively, the Real Property, Equipment, Noteholder Intangibles, Securities and Intellectual Property.

         "Patents" shall mean all of the Company's now owned or hereafter acquired letters patent of the United States or any other country, and all patent applications therefor, including, without limitation, patents and patent applications in the United States Patent and Trademark Office (the "PTO") or in any similar office or agency of the United States or in any similar office or agency of any other country or any political subdivision thereof, and all reissues, re-examinations, continuations, divisionals, continuations-in-part or extensions thereof and all associated priority rights.

         "Permitted Bank Refinancing" means any amendment, supplement, refinancing or replacement of the New Working Capital Facility as permitted by the Credit Agreement in accordance with the definition of "Working Capital Facility" therein that is secured by a lien on the Bank Collateral; provided, however, that a representative of the lenders thereunder executes a supplement to this Agreement under which it becomes the "Working Capital Facility Agent" for all purposes hereunder, and agrees to comply with all the terms hereof.

         "Proceeds" shall have the meaning assigned to the term "proceeds" under the UCC and, in any event, shall include, without limitation, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to the Collateral Agent, to the Working Capital Facility Agent or to the Company from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of a governmental authority), (iii) products of the Collateral and (iv) other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Real Property" shall mean the real property described on Schedule I hereto and mortgaged to the Collateral Agent pursuant to a certain mortgage to be recorded as soon as practicable following the execution and delivery of this Agreement and all other real property mortgaged to the Collateral Agent, and all improvements and fixtures on and interests in such real property, including, without limitation, such improvements and fixtures on and interests in such real property as to which security interests are perfected by UCC-1 financing statements for fixtures.

         "Secured Party" shall mean any of the Collateral Agent (for the benefit of the Senior Note Secured Parties) or the Working Capital Facility Agent (for the benefit of the Banks).

         "Securities" shall mean all present and future securities owned by the Company, including but not limited to, the capital stock of Alabama Metallurgical Corporation, a Washington corporation, held by the Collateral Agent pursuant to a certain stock pledge agreement dated as of the date hereof and all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital, income, profits and other property or interests from




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time to time received, receivable or otherwise distributed to the Company in respect of or in exchange for any or all of the foregoing.

         "Trademarks" shall mean all of the Company's now owned or hereafter acquired trademarks, trade names, trade styles, service marks, designs and general intangibles of like nature, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the PTO or in any similar office or agency of the United States or any State thereof, or in any similar office or agency of any other country or any political subdivision thereof, together with the goodwill associated therewith, and all reissues, amendments, extensions or renewals thereof.

         "UCC" shall mean the Uniform Commercial Code as in effect in any relevant jurisdiction.

                          II. INTERCREDITOR PROVISIONS

         2.1. Liens. Notwithstanding the date, manner or order of perfection of the security interests and liens granted to the Working Capital Facility Agent or the Collateral Agent, and notwithstanding any provisions of the UCC, or any applicable law or decision or the New Working Capital Facility, the Indentures, the Credit Agreement or any instruments evidencing any Additional Senior Debt, or whether the Working Capital Facility Agent or the Collateral Agent holds possession of all or any part of the Collateral, or the granting provisions of any mortgage or security instrument or the provisions of any financing statement, the following, as between the Working Capital Facility Agent and the Collateral Agent, shall be the relative rights with respect to the various security interests and liens of the Working Capital Facility Agent and the Collateral Agent in the Collateral:

                  (a) The Working Capital Facility Agent shall have a first and prior security interest in or lien on the Bank Primary Collateral and Proceeds thereof and the Collateral Agent shall have no lien thereon or security interest therein.

                  (b) The Collateral Agent shall have a first and prior security interest in or mortgage lien on the Noteholder Primary Collateral and Proceeds thereof and the Working Capital Facility Agent shall have no lien thereon or security interest therein.

         2.2. Distribution of Proceeds of Collateral. All Proceeds of Collateral shall be distributed in accordance with the following procedure:

                  (a) Proceeds of the Noteholder Collateral shall be applied to the Noteholder Claim (to be distributed pro rata among the Trustees, the Working Capital Facility Agent and any Additional Secured Party to the extent that such Noteholder Collateral secures Additional Senior Debt of such Additional Secured Party, on the basis of the respective outstanding principal amounts of the Notes, the Loans (as defined in the Credit Agreement) and the applicable Additional Senior Debt or as may be otherwise determined pursuant to the Collateral Agency Agreement). After the Noteholder Claim is





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


         paid in full or otherwise satisfied, any remaining proceeds of the Noteholder Collateral shall be paid over to the Company or as otherwise required by applicable law.

                  (b) Proceeds of the Bank Collateral shall be applied to the Bank Claim. After the Bank Claim is paid in full or otherwise satisfied, any remaining proceeds of the Bank Collateral shall be paid over to the Company or as otherwise required by applicable law.

         2.3. Enforcement Actions. The Working Capital Facility Agent agrees not to commence Enforcement with respect to the New Working Capital Facility and/or any security instrument relating thereto or any instrument evidencing or securing any Permitted Bank Refinancing until an Enforcement Notice has been given to and received by the Collateral Agent. The Collateral Agent agrees not to commence Enforcement with respect to the Indentures, the Notes, the Credit Agreement and/or any security instrument relating thereto or any instrument evidencing or securing any Additional Senior Debt until an Enforcement Notice has been given to and received by the Working Capital Facility Agent. The Working Capital Facility Agent, on the one hand, and the Collateral Agent, on the other hand, agree that during an Enforcement Period:

                  (a) The Working Capital Facility Agent may, at its option, take any action to accelerate payment of the Bank Claim and to foreclose or realize upon or enforce any of its rights with respect to the Bank Collateral, without the prior written consent of the Collateral Agent.

                  (b) The Collateral Agent may, at its option, take any action to accelerate payment of the Noteholder Claim and to foreclose or realize upon or enforce any of its rights with respect to the Noteholder Collateral, without the prior written consent of the Working Capital Facility Agent.

                  (c) For up to one-hundred and twenty (120) days following the issuance of an Enforcement Notice, the Working Capital Facility Agent may (i) enter upon any or all of the Company's premises, whether leased or owned, without force or process of law and without obligation to pay rents, royalties or compensation to the Collateral Agent or the Company (except that the Working Capital Facility Agent shall pay rents payable to lessors of leased Real Property used or occupied by the Working Capital Facility Agent); and (ii) use the Equipment, Intellectual Property, Noteholder Intangibles and the Real Property to the extent necessary to complete the manufacture of the Inventory, collect the Accounts and sell or otherwise dispose of the Bank Collateral. In the event any occurrence beyond the reasonable control of the Working Capital Facility Agent shall prevent or otherwise prohibit the Working Capital Facility Agent or its designees from taking any action with respect to the Bank Collateral as contemplated in this subsection 2.3(c), including, without limitation, any bankruptcy, insolvency or similar proceeding with respect to the Company or its properties, such 120-day period shall be extended by the number of days that the Working Capital Facility Agent's or its designees' access to the Bank Collateral shall have been prevented thereby; provided, however, that the number of days within such extension period shall in no event exceed sixty (60) days.





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


         During such 120-day period and thereafter, as applicable, if the Working Capital Facility Agent has entered upon the Company's premises as provided herein, the Working Capital Facility Agent shall use its best efforts to complete the manufacture of the Inventory and sell or otherwise dispose of the Bank Collateral, and the Collateral Agent and their designees shall have unrestricted access to the Noteholder Collateral for the purpose of evaluating the Noteholder Collateral and showing it to potential purchasers.

         2.4. Additional Credit Extensions. Subject to any restrictions on the Company contained in the Indentures, the Credit Agreement, the New Working Capital Facility or the instruments evidencing or securing any Additional Senior Debt or Permitted Bank Refinancing, any Secured Party shall have the right, without the consent of the other, to extend credit to the Company in excess of the maximum amounts set forth in the New Working Capital Facility, the Indentures, the Credit Agreement or the instruments evidencing or securing any Additional Senior Debt or Permitted Bank Refinancing, as applicable, and whether under such agreements or under any other agreements with the Company, secured by the Bank Collateral or the Noteholder Collateral, as the case may be, and otherwise having the same rights as herein contained. Notwithstanding the foregoing, if any such advance(s) are secured by collateral other than the Collateral, the Secured Party making such advances shall have no obligation to marshal the assets of the Company before enforcing its rights in the Collateral hereunder. Each Secured Party shall use its best efforts to give to the others notice of its intent to extend credit, but the failure to do so shall not affect the validity of the extension of credit, create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

         2.5. Notices of Default. The Working Capital Facility Agent, on the one hand, and the Collateral Agent, on the other hand, agree to use their best efforts to give to the other copies of any notice of the occurrence or existence of an Event of Default, an event of default under the Credit Agreement or any event of default under the instruments evidencing or securing any Additional Senior Debt or Permitted Bank Refinancing sent to the Company and/or AMI simultaneously with the sending of such notice to the Company and/or AMI, but the failure to do so shall not affect the validity of such notice or create a cause of action against the Secured Party failing to give such notice or create any claim or right on behalf of any third party. The sending of such notice shall not give the recipient the obligation to cure such Event of Default or event of default.

         2.6. Working Capital Facility Agent for Perfection; Actions with Respect to Collateral. The Working Capital Facility Agent and the Collateral Agent hereby appoint each other as agent for purposes of perfecting their respective security interests in and liens on Collateral which is of a type such that perfection of a security interest therein may be accomplished only by possession thereof by the secured party. To the extent that either the Collateral Agent, on the one hand, or the Working Capital Facility Agent, on the other hand, obtains possession of the other's Collateral, the Secured Party having possession shall notify the other Secured Party of such fact and shall deliver such Collateral to the Secured Party having the claims in respect thereof under Section 2.1 upon request of such Secured Party.




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



         2.7. Insurance. Notwithstanding anything to the contrary herein or in any agreement referred to herein, the Company shall obtain satisfactory lender's loss payable endorsements naming the Secured Parties, as their interests may appear, with respect to policies which insure Collateral, or with such other designation as the Working Capital Facility Agent, on the one hand, and the Collateral Agent, on the other hand, may agree. Each of the Working Capital Facility Agent, on the one hand, and the Collateral Agent, on the other hand, shall have the sole and exclusive right, as against the other, to adjust settlement of such insurance policy in the event of any loss to its Collateral and to exercise the rights provided in any security instrument to waive or amend insurance requirements or to give consents relating to the application of any proceeds of insurance, including, without limitation, consents relating to restoration of Collateral following a casualty. All proceeds of such policy shall be paid to the Secured Party named in the applicable loss payable endorsement and having the claim as set forth herein and disbursed in accordance with the applicable provisions of the relevant governing documents.

         2.8. UCC Notices. In the event that any Secured Party shall be required by the UCC or any other applicable law to give notice to any other Secured Party of any intended disposition of Collateral, such notice shall be given in accordance with Section 3.1 hereof and ten (10) days' notice shall be deemed to be commercially reasonable.

                               III. MISCELLANEOUS

         3.1. Notices. All notices hereunder shall be effective upon receipt, and shall be in writing and sent by certified mail, return receipt requested, courier service guaranteeing next day delivery, telegram or telex, to: (a) the Company or AMI, at the address set forth above, Attention: Corporate Secretary with a copy to the Treasurer, (b) the Working Capital Facility Agent, at the address set forth above, Attention: Mr. Richard H. Robb, or (c) the Collateral Agent, at the address set forth above, Attention: Corporate Trust Administration or to such other address or person as any of the parties hereto may designate in writing to the other parties.

         3.2. Contesting Liens or Security Interest. Neither the Working Capital Facility Agent, on the one hand, nor the Collateral Agent, on the other hand, shall contest the validity, perfection or enforceability of any lien or security interest granted to the other or others and each shall cooperate in the defense of any action contesting the validity, perfection or enforceability of such liens or security interests brought by the Company or any third party; provided, however, that such cooperation shall not include the expenditure of amounts other than de minimis amounts; and provided, further, that the cooperating Secured Party shall, upon the reasonable request of the other Secured Party, continue to cooperate in the defense of any such action notwithstanding that such cooperation shall include the expenditure of amounts in excess of de minimis amounts so long as the requesting Secured Party advances to the cooperating Secured Party sufficient amounts, in cash, to cover any and all costs and expenses reasonably incurred by the cooperating Secured Party in compliance with such request. Each Secured Party shall also use its best efforts to notify the other Secured Party of any change in the location of any of the Collateral or the business operations of the Company or of any change in law which would make it necessary or advisable for any other Secured Party to file additional financing statements in another location as against the Company, but the failure to do so shall not create a cause of action



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

against the Secured Party failing to give such notice or create any claim or right on behalf of any third party.

         3.3. No Additional Rights for Company Hereunder. If any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Company agrees that it shall not raise such violation as a defense to the enforcement by any other Secured Party under the New Working Capital Facility, the Indentures, the Credit Agreement and/or any instrument evidencing or securing any Additional Senior Debt or Permitted Bank Refinancing, nor assert such violation as a counterclaim or basis for setoff or recoupment against any Secured Party.

         3.4. Independent Credit Investigations. None of the Working Capital Facility Agent, the Collateral Agent, any Additional Secured Party or their respective directors, officers, agents or employees, shall be responsible to the other or to any other person, firm or corporation, for the Company's solvency, financial condition or ability to repay the Bank Claim or the Noteholder Claim, or for statements of the Company, oral or written, or for the validity, sufficiency or enforceability of the Bank Claim, the Noteholder Claim, the New Working Capital Facility, the Indentures, the Credit Agreement, the instruments evidencing any Additional Senior Debt or any liens or security interests granted by the Company in connection therewith. Each Secured Party has entered into its respective financing agreements with the Company based upon its own independent investigation, and makes no warranty or representation to the other Secured Party nor does it rely upon any representation of any other Secured Party with respect to matters identified or referred to in this Section.

         3.5. Limitation of Liability. Except as provided in this Agreement, neither the Working Capital Facility Agent, on the one hand, nor the Collateral Agent, on the other hand, shall have any liability to the other or others except for gross negligence or willful misconduct.

         3.6. Amendments to Financing Arrangements or to this Agreement. The Working Capital Facility Agent, on the one hand, and the Collateral Agent, on the other hand, shall each use their best efforts to notify the other of any amendment or modification to the New Working Capital Facility or any related security instrument, the Credit Agreement or any related security instrument or the Indentures or any related security instrument or the instruments evidencing or securing any Additional Senior Debt or Permitted Bank Refinancing, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. The Working Capital Facility Agent, on the one hand, and the Collateral Agent, on the other hand, shall, upon request of the other or others, provide copies of all such modifications or amendments and copies of all other documentation relevant to the Collateral except as prohibited by the Indentures or the Credit Agreement. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each party to be binding and enforceable.

         3.7. Marshaling of Assets. The Working Capital Facility Agent hereby waives any and all rights to have the Noteholder Collateral, or any part thereof, marshaled upon any foreclosure of any liens of the Collateral Agent. The Collateral Agent hereby waives any and all




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


rights to have the Bank Collateral, or any part thereof, marshaled upon any foreclosure of any liens of the Working Capital Facility Agent.

         3.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, but does not otherwise create, and shall not be construed as creating, any rights enforceable by any other person not a party to this Agreement.

         3.9. Information. Upon the request of either the Working Capital Facility Agent, on the one hand, or the Collateral Agent, on the other hand, each of the Secured Parties shall use its best efforts to provide the others with all information relating to the transactions contemplated by the New Working Capital Facility, the Indentures, the Credit Agreement and any Additional Senior Debt and with any credit or other information with respect to any of the Collateral except as prohibited by the Indenture or the Credit Agreement.

         3.10. Permitted Bank Refinancing. The Company shall have the right from time to time to effect a Permitted Bank Refinancing. The Working Capital Facility Agent shall cooperate in all reasonable respects upon request made from time to time by the Company to accomplish and document any Permitted Bank Refinancing. Such cooperation shall include, without limitation, (i) the execution and delivery of estoppel letters and counsel opinions in customary form, as may reasonably be requested by the Company or the counterparty to any Permitted Bank Refinancing or any title insurer in connection therewith, (ii) the execution and delivery of supplements or amendments to this Agreement and the delivery of any related certificates, notices or other instruments reasonably requested to be executed in connection with such Permitted Bank Refinancing or refinancing thereof and (iii) attendance at meetings relating to, and any closing of, a Permitted Bank Refinancing. Notwithstanding the foregoing, no action requested and no document required to be executed and delivered hereunder shall adversely affect the Working Capital Facility Agent's substantive rights hereunder. All reasonable expenses incurred by any Secured Party in complying with the provisions of this Section shall be reimbursed by the Company.

         3.11. Termination. This Agreement will terminate contemporaneously with the earlier to occur of (i) the termination of the Collateral Agency Agreement, when all of the Notes have been repaid in full and all of the obligations of the Company under the Indentures and the guarantee of the Notes have terminated or
(ii) all of the Company's obligations now or hereafter evidenced by the New Working Capital Facility or the documents evidencing or securing any Permitted Bank Refinancing shall have been repaid in full and terminated in accordance with the terms thereof.

         3.12. Further Assurances. Each of the parties hereto shall execute and file all such further documents and instruments, and perform such other acts, as may be necessary or advisable to effectuate the purposes of this Agreement.

         3.13. Inconsistent Provisions. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in the New Working Capital Facility, the Indentures, the

Credit Agreement, the Notes, the documents evidencing or securing any Additional Senior Debt or Permitted Bank Refinancing or any other instrument delivered in connection with the transactions contemplated thereby, the applicable provision in this Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement.

         3.14. CONSENT TO JURISDICTION. THE PARTIES HERETO HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO THE COLLATERAL AGENT'S OR THE WORKING CAPITAL FACILITY AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, IN ANY SUCH ACTIONS OR PROCEEDINGS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, WITH ANY JUDGMENT SUBJECT TO RIGHTS OF APPEAL IN THE JURISDICTIONS SET FORTH ABOVE.

         3.15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         3.16. Authority. Each of the parties represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.

         3.17. Counterparts. This Agreement may be executed in any number of counterparts, each counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

         3.18. Severability of Provisions. Any provision of this Agreement that is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         3.19. Headings. The article and section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         3.20. Concerning Collateral Agent. Notwithstanding anything to the contrary set forth herein, no provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its powers, if it shall have reasonable grounds for believing repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it including, without limitation, liability relating in any way to Environmental Laws or Hazardous Materials (as such terms are defined in the mortgage relating to the Real Property).

         The undersigned hereby acknowledge and agree to the foregoing terms and provisions. By executing this Agreement, the undersigned agree to be bound by the provisions hereof as they relate to the relative rights of the Collateral Agent, any Additional Secured Party and the Working Capital Facility Agent as among such parties; provided, however, that nothing in this Agreement shall amend, modify, change or supersede the respective terms of the Indentures, the Credit Agreement or the New Working Capital Facility or the documents evidencing or securing any Additional Senior Debt or Permitted Bank Refinancing (or any other document to which the undersigned may be parties) as between each party and the undersigned as a borrower and/or guarantor, and in the event of any conflict or inconsistency between the terms of this Agreement and the Indentures, the Credit Agreement or the New Working Capital Facility or the documents evidencing or securing any Additional Senior Debt or Permitted Bank Refinancing (or any such other documents as the case may be), the terms of the Indentures, the Credit Agreement, the New Working Capital Facility or the documents evidencing or securing any Additional Senior Debt or Permitted Bank Refinancing, as the case may be, shall govern the relationship between each such party and the undersigned, as borrower and/or guarantor. The undersigned further agree that the terms of this Agreement shall not give the undersigned any substantive rights vis-a-vis the holders of the Notes, the Lenders, any Additional Secured Party, the Collateral Agent, the Banks or the Working Capital Facility Agent.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as an instrument under seal as of the date and year first above written.

                                              ACME METALS INCORPORATED


                                              By:      _________________________
                                                       Name:
                                                       Title:


                                              ACME STEEL COMPANY


                                              By:      _________________________
                                                       Name:
                                                       Title:

                                              HARRIS TRUST AND SAVINGS BANK


                                              By:      _________________________
                                                       Name:  Richard H. Robb
                                                       Title:  Vice President


                                              STATE STREET BANK AND TRUST
                                              COMPANY,  as  Collateral Agent


                                              By:      _________________________
                                                       Name:
                                                       Title: